UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
  Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 15, 2011

WORLDWIDE ENERGY AND MANUFACTURING USA, INC.

 (Exact name of registrant as specified in its charter)

COLORADO	0-31761	84-1536519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 N. CANAL STREET, UNIT A&B, SOUTH SAN FRANCISCO, CA 94080
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (650) 794-9888

Copies to:

Darrin M. Ocasio, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32 nd Floor

New York, New York 10006

Phone: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03 MATIERAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

On April 15, 2011, Worldwide Energy & Manufacturing USA, Inc. (the “Company”) failed to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (the “2010 Annual Report”) in a timely manner with the Securities and Exchange Commission (the “SEC”).

On January 26, 2010 and February 9, 2010, the Company entered into subscription agreements (the “Agreements”) with certain accredited investors whereby it sold to the investors shares of the Company’s common stock and warrants (the “Warrants”) to purchase shares of the Company’s common stock with an exercise price of $5.65 per share (the “Exercise Price”). Pursuant to the terms of the Warrants, if the Company fails to file its 2010 Annual Report with the SEC on or before the last date that such form is required to be filed (after permitted extensions), the Exercise Price shall be reduced to $2.25 and the number of shares of common stock issuable upon exercise of the Warrants shall be increased such that the aggregate Exercise Price payable under the Warrant, after taking into account the decrease in the Exercise Price to $2.25, shall be equal to the aggregate Exercise Price prior to such adjustment.   Accordingly, as of April 15, 2011, the Exercise Price of the Warrants was reduced to $2.25 and the number of shares of common stock issuable upon exercise of each Warrant was increased based on the foregoing formula.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(C) EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC.

Date: June 8, 2011	By:	/s/ Jeff Watson
Jeff Watson
President and Chief Executive Officer

3